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                                                                     Exhibit 8.1
                                November 5, 1996







(213) 229-7000                                                    C 72764-00003



Pacific Gulf Properties Inc.
363 San Miguel Drive
Newport Beach, California 92660

         Re:      Pacific Gulf Properties Inc.
                  Registration Statement on Form S-4

Gentlemen:

                  We have acted as counsel to Pacific Gulf Properties Inc., a Maryland corporation (the "Company"), in connection with the registration by the Company on Form S-4 Registration Statement No. 333-13253 under the Securities Act of 1933, as amended (the "Registration Statement"), of 11,458,264 shares of the Company's common stock, $.01 par value (the "Shares"). The Shares are being offered to holders of Debentures, as such term is defined in the prospectus (the "Prospectus") accompanying the Registration Statement, pursuant to the Exchange Offer. (All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.) In connection with the Registration Statement, you have requested our opinion concerning the summary of certain federal income tax considerations set forth in the Prospectus under the heading "Certain Federal Income Tax Considerations."

                  We are opining herein as to the effect of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

                 Based on the foregoing, and subject to the qualifications and limitations set forth in the Prospectus under the heading "Certain Federal Income Tax Considerations," in our opinion
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Pacific Gulf Properties Inc.
November 5, 1996
Page 2


the discussion in the Prospectus under the heading "Certain Federal Income Tax Considerations" is a summary of certain anticipated material United States federal income tax considerations to holders of Debentures resulting from the exchange of Debentures for cash and Shares pursuant to the Exchange Offer, and of the ownership and disposition of Shares.

                  This opinion is rendered only to you and is solely for your benefit in connection with filing the Registration Statement and Prospectus with the Securities and Exchange Commission. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the Prospectus.


                                                   Very truly yours,



                                                   GIBSON, DUNN & CRUTCHER LLP

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